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                                                                   EXHIBIT 10.11

                               FIRST AMENDMENT TO
                    STOCK PURCHASE AND SHAREHOLDER AGREEMENT


         FIRST AMENDMENT, dated as of February 16, 1996, by and between MARK J. GORDON ("Seller") and JAMES MURRAY ("Purchaser").

                             Preliminary Statement

         Seller and Purchaser are parties to that certain Stock Purchase and Shareholder Agreement dated as of February 16, 1996 (the "Original Agreement"). The parties have determined that with regard to distributions in connection with the termination of the Corporation's status as an "S" corporation for income tax purposes, the parties would receive such distributions in respect of the Corporation's Accumulated Adjustments Account (as defined and described in the Internal Revenue Code of 1986, as amended) in amounts disproportionate to the intent of the transaction set forth in the Original Agreement.
Accordingly, the parties have agreed to correct such error by amending the Purchase Price as set forth below. Capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in the Original Agreement.

         NOW, THEREFORE, it is agreed as follows:

         1. Preliminary Statement. The Preliminary Statement is true and correct in all material respects, and constitutes a part of this Agreement.

         2. Adjustment to Purchase Price. The Purchase Price is hereby increased by an amount equal to the amount that would have been received by Seller attributable to the Purchased Stock if the Corporation's Accumulated Adjustments Account was distributed in its entirety on February 16, 1996 (immediately prior to the purchase thereof by Purchaser), after giving effect to all adjustments to the Accumulated Adjustments Account properly made through such date. Such additional purchase price shall be payable in cash if, as and when the Accumulated Adjustments Account is distributed. Accordingly, no modifications to the Purchase Price Note or Stock Pledge Agreement shall be made or deemed made, except that the obligation of Purchaser to pay such additional purchase price shall be, and hereby is, secured by the lien of the Stock Pledge Agreement.

         3. No Other Amendments. Except as set forth herein, the Original Agreement has not been modified and remains of full force and effect.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.


                                         /s/ Mark J. Gordon
                                         ------------------------------
                                         MARK J. GORDON

                                         /s/ James Murray
                                         ------------------------------
                                         JAMES MURRAY